EXHIBIT 99.1

NEWS RELEASE
Fisher Communications, Inc. Reports Second Quarter Financial
Results and Announces a Special Dividend of $3.50 Per Share
Growth in TV Revenues and BCF Demonstrates Continued Momentum;
Company Also Announces Sale of Safeco Holdings
SEATTLE, WA – (MARKETWIRE) — July 31, 2008 – Fisher Communications, Inc. (NASDAQ: FSCI) today reported financial results for the second quarter ended June 30, 2008.
2008 Second Quarter Highlights
•	In a challenging advertising environment, the Company continued to achieve same-station television revenue growth — revenues grew by 5.3% in the second quarter of 2008 compared with the second quarter of 2007
o	On a same-station basis, gross local TV revenue increased 3.5% in the second quarter of 2008 over the same period in 2007, while gross national TV revenue decreased 9.4%. Gross political revenue increased $2.1 million quarter to quarter;
•	TV broadcast cash flow (BCF) margin improved to 30% in the second quarter;

•	Despite increases in our core television business, Consolidated EBITDA decreased $1.1 million, or 15.1%, in the second quarter of 2008 compared with the same period in 2007 – largely attributable to the Radio segment, which experienced lower revenue and higher promotion and Mariners related expenses, as well as increased Internet expenses;

•	The Company experienced strong online traffic growth with a 65% increase in average monthly unique visitors;

•	A majority of the Company’s TV stations made significant ratings gains in the key May 2008 ratings period;

•	The Company began liquidating its sizeable position in Safeco Corporation in advance of Safeco’s pending acquisition by Liberty Mutual; and

•	The Company began exploring strategic alternatives for its real estate assets, including Fisher Plaza in Seattle, Washington.
Special Dividend
On July 30, 2008 the Company’s Board of Directors declared a special dividend of $3.50 per share on its common stock, payable on August 29, 2008 to shareholders of record on August 15, 2008.  The Company anticipates funding the special dividend from the proceeds of short-term borrowings and cash from operations.

CEO Comment
Colleen B. Brown, Fisher President and Chief Executive Officer, commented, “Despite the economic headwinds, we are pleased that Fisher continues to grow its revenues and increase its market share. We remain focused on executing on our strategy of improving operations and creating solid revenue growth. We are optimistic about the long-term outlook for our business, given the progress we are making in transforming Fisher’s operations and its business model. Our management team has a strong track record of effectively managing our costs and creating ratings and revenue growth.
“We are focused on delivering sustainable operating improvement quarter-over-quarter and year-over-year in our key measures of success, which include: 1) exceeding market revenue growth and growing our market share; 2) achieving power ratios in excess of 1.0; 3) growing our audience share in key demographics; 4) improving BCF margins; 5) expanding our online audience; 6) diversifying our affiliate base and geographic footprint; 7) achieving accretive returns for acquired stations; and 8) increasing EBITDA, free cash flow and earnings per share.
“We continue to increase the amount and quality of the information we provide our investors as evidenced by the new format of our quarterly press release. We are now providing in-depth information on key revenue categories, broadcast cash flow metrics, ratings performance, and same-station results. We hope these improvements will allow current and prospective investors to better evaluate the progress we are making towards our goals and enable them to more readily compare our results with our peers.
“During the second quarter, we announced that we were exploring strategic options for our real estate assets, most notably Fisher Plaza. We are currently evaluating the redeployment of cash proceeds from the sale of our Safeco holdings as well as the proceeds from the possible sale of Fisher Plaza. We do not anticipate finalizing our evaluation or communicating our strategy for the use of cash proceeds until we reach a decision on the sale of Fisher Plaza. We remain focused on taking actions which will drive Fisher’s growth and enhance shareholder value.”
Safeco Stock Sale
The Company has completed the sale of its 2.3 million shares of Safeco common stock as of July 31. The Company received aggregate proceeds of $153.4 million at an average price of $66.65 per share. The Company expects after-tax proceeds from the sale of the shares to be $108.9 million.
As of June 30, the Company had sold 1,548,956 shares of Safeco common stock, resulting in pre-tax net proceeds to the Company in the second quarter of approximately $104 million (after broker commissions). The book basis of the shares sold totaled approximately $526,000 ($0.34 per share), resulting in a pre-tax gain of $103.6 million which is included in other income in our statement of operations.
Second Quarter 2008
Consolidated Results
Revenue for the quarter ended June 30, 2008 grew 10% to $45.3 million from $41.3 million in the second quarter of 2007. Loss from operations was $3.9 million for the three months ended June 30, 2008 compared with income from operations of $3.3 million during the same period in

2007. Our loss in the quarter ended June 30, 2008 included a $5.0 million non-cash charge for a change in the Company’s national advertising representation firm and a $1.0 million charge for the forfeiture of a non-refundable deposit.
The Company reported net income of $63.7 million, or $7.29 per share, for the three months ended June 30, 2008 compared to net income of $2.3 million, or $0.26 per share, in the second quarter of 2007. Excluding the after-tax effects of the gain from the sale of Safeco stock of $103.6 million, the non-cash charge for a change in national advertising representation firm of $5.0 million and the $1.0 million charge for the forfeiture of a non-refundable deposit, net income would have been $213,000 in the second quarter of 2008 or $0.02 per share.
EBITDA totaled $6.1 million for the second quarter of 2008, a 15% decrease over the second quarter of 2007. The decrease was largely attributable to the Radio segment, which experienced reduced revenue and increased promotion and Mariners related expenses, as well as increased Internet expenses as part of the Company’s strategy to grow its digital business.
Television Results
For the second quarter of 2008, the Television segment reported revenues of $31.0 million, an increase of 15% over the $27.0 million earned in the second quarter of 2007.
TV BCF was $9.1 million, compared with $7.4 million in the same period of 2007, an increase of 23.1%. The Company reported a TV BCF margin of 30.3% in the second quarter of 2008, an increase from 28.1% in the second quarter of 2007. During the second quarter, the Company recorded $2.2 million of political revenue, compared to $129,000 during the same period last year. Fisher also earned $0.8 million in total retransmission consent revenue in the second quarter, which represents a 26% increase over the second quarter of 2007. In addition, Fisher’s Internet strategy continues to gain momentum, as second quarter revenues grew nearly 50% over the comparable period in 2007.
On a same-station basis, Fisher’s 2008 second quarter revenue was $28.4 million compared with $27.0 million in the second quarter of 2007, an increase of 5.3%. TV operating expenses, on a same-station basis and excluding Internet and the non-cash charge for a change in national advertising representation firm were essentially flat on a quarter to quarter basis, reflecting the Company’s continuing efforts to contain costs. Same-station results exclude the operating results from KBAK-TV and KBFX-CA, the CBS and FOX affiliates, respectively, serving the Bakersfield, California market, which were acquired on January 1, 2008.
Ratings highlights from the May ratings period include:
•	KOMO 4 in Seattle became the #2 ranked station in Early Evening and Late News and Primetime.

•	KBCI became the #2 ranked station in Boise, sign-on to sign-off.

•	KBAK became the new #1 station in Bakersfield in Early Evening News and Primetime.

•	KUNS, the Univision Spanish-language affiliate in Seattle, ranked as the 5th highest rated TV station in Seattle during Access and 7th highest during Primetime in key demographics, outperforming more established English-language stations in the market.

Radio Results
For the second quarter of 2008, the Radio segment reported revenues of $11.2 million, a decrease of 3% from the $11.4 million earned in the second quarter of 2007. Loss from operations was $1.5 million, compared with a loss from operations of $350,000 in the same period of 2007. The decrease was attributable to increased promotion expenses and Mariners rights fees, as well as lower revenue. Lower revenue was related to the overall weakness of the Seattle radio market, as Fisher’s cluster of stations increased its aggregate market share of revenue.
As reported on July 22, the Company did not renew the broadcast rights agreement with the Seattle Mariners; therefore, 2008 will be the final year of Fisher’s commitments under the agreement.
Fisher Plaza Results
For the second quarter of 2008, the Plaza segment reported revenues of $3.2 million, a 9.5% increase over the $2.9 million earned in the second quarter of 2007. Income from operations was $1.3 million, which is essentially flat compared to the same period in 2007.
Second Quarter Conference Call
Fisher will host a conference call today at 1:00 p.m. PDT. Senior management will discuss the financial results and host a question and answer session. The dial in number for the audio conference call is 1-800-435-1261; confirmation code 27737722. A live audio webcast of the call will be accessible to the public on Fisher’s Web site, www.fsci.com. A recording of the webcast will subsequently be archived on the Web site and available for replay for one week following the call. An audio replay of the call can be accessed for one week by dialing 1-888-286-8010 and entering confirmation code 93854801.
Definitions and Disclosures Regarding Non-GAAP Financial Information
Broadcast cash flow is calculated as income (loss) from operations plus amortization of program rights, depreciation and amortization, non-cash charges, Internet and corporate expenses minus payments for broadcast rights, amortization of non-cash benefit resulting from change in national advertising representation firm and non-convergence Internet revenue.
EBITDA is calculated as income from operations plus amortization of program rights, depreciation and amortization, stock-based compensation, and non-cash charges minus payments for broadcast rights and amortization of non-cash benefit resulting from change in national advertising representation firm.
Broadcast cash flow and EBITDA results are non-GAAP financial measures. The Company believes the presentation of these non-GAAP measures are useful to investors because they are used by lenders to measure the Company’s ability to service debt; by industry analysts to determine the market value of stations and their operating performance; by management to identify the cash available to service debt, make strategic acquisitions and investments, maintain capital assets and fund ongoing operations and working capital needs; and, because they reflect the most up-to-date operating results of the stations inclusive of pending acquisitions, time brokerage agreements or local marketing agreements. Management believes they also provide an additional basis from which investors can establish forecasts and valuations for the Company’s business. For a reconciliation of these non-GAAP financial measurements to the GAAP financial results cited in this news announcement, please see the supplemental tables at the end of this release.
About Fisher Communications, Inc.
Fisher Communications, Inc. is a Seattle-based communications company that owns and operates 13 full power television stations (including a 50%-owned television station), 7 low power television stations and 8 radio stations in the Western United States. The Company owns and operates Fisher Pathways, a satellite and fiber transmission provider; Fisher Plaza, a media, telecommunications, and data center facility located near downtown Seattle; and Pegasus News, an online start-up and hyper-local media pioneer based in Dallas. For more information about Fisher Communications, Inc., go to www.fsci.com.
Forward-Looking Statements
This news release includes forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events. Forward-looking statements include information preceded by, followed by, or that includes the words “guidance,” “believes,” “expects,” “anticipates,” “could,” or similar expressions. For these statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The forward-looking statements contained in this news release, concerning, among other things, changes in revenue, cash flow and operating expenses, involve risks and uncertainties, and are subject to change based on various important factors, including the impact of changes in national and regional economies, our ability to service and refinance our outstanding debt, successful integration of acquired television stations (including achievement of synergies and cost reductions), pricing fluctuations in local and national advertising, future regulatory actions and conditions in the television stations’ operating areas, competition from others in the broadcast television markets served by the Company, volatility in programming costs, the effects of governmental regulation of broadcasting, industry consolidation, technological developments and major world news events. Unless required by law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this news release might not occur. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this release. For more details on factors that could affect these expectations, please see our filings with the Securities and Exchange Commission.
Contact:
Sard Verbinnen & Co
Paul Kranhold or Ron Low
(415) 618-8750
Robin Weinberg
(212) 687-8080

FISHER COMMUNICATIONS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Six months ended		Three months ended
	June 30		June 30
(in thousands, except per-share amounts) Unaudited	2008	2007	2008	2007

Revenue	$83,013	$75,542	$45,292	$41,299
Costs and expenses
Direct operating costs	35,375	31,081	17,881	15,265
Selling, general and administrative expenses	34,881	25,202	21,174	12,705
Amortization of program rights	9,461	9,434	7,015	7,011
Depreciation and amortization	6,253	5,857	3,126	3,016

	85,970	71,574	49,196	37,997

Income (loss) from operations	(2,957)	3,968	(3,904)	3,302
Other income, net	105,756	2,296	104,730	1,126
Interest expense	(6,902)	(6,904)	(3,544)	(3,410)

Income (loss) from continuing operations before income taxes	95,897	(640)	97,282	1,018
Provision (benefit) for federal and state income taxes	33,282	(71)	33,626	319

Income (loss) from continuing operations	62,615	(569)	63,656	699
Income (loss) from discontinued operations, net of income taxes	(7)	1,580	18	1,557

Net income	$62,608	$1,011	$63,674	$2,256

Income (loss) per share:
From continuing operations	$7.17	$(0.06)	$7.29	$0.08
From discontinued operations	—	0.18	—	0.18

Net income per share	$7.17	$0.12	$7.29	$0.26

Income (loss) per share assuming dilution:
From continuing operations	$7.17	$(0.06)	$7.29	$0.08
From discontinued operations	—	0.18	—	0.18

Net income per share assuming dilution	$7.17	$0.12	$7.29	$0.26

Weighted average shares outstanding	8,730	8,721	8,731	8,722

Weighted average shares outstanding assuming dilution	8,732	8,727	8,735	8,729
Reclassifications
Certain amounts in the 2007 condensed consolidated statements of operations have been reclassified to conform to the 2008 presentation. Certain employment-related expenses totaling approximately $1.5 million and $3.0 million for the three and six months ended June 30, 2007, respectively, which were previously reported within “Selling, general and administrative expenses,” are now reported within “Direct operating costs.”

FISHER COMMUNICATIONS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30	December 31
(in thousands) Unaudited	2008	2007

Assets
Current assets	$181,148	$47,619
Marketable securities, at market value	893	129,223
Other assets	158,094	163,084
Property, plant and equipment, net	149,581	146,008

Total assets	$489,716	$485,934

Liabilities and stockholders’ equity
Current liabilities	$61,445	$29,571
Long-term debt	150,000	150,000
Deferred income taxes	729	45,274
Other liabilities	31,214	27,692

Total liabilities	$243,388	$252,537

Stockholders’ equity, other than accumulated other comprehensive income	215,743	152,718
Accumulated other comprehensive income, net of income taxes	30,585	80,679

Total stockholders’ equity	246,328	233,397

Total liabilities and stockholders’ equity	$489,716	$485,934

Fisher Communications, Inc.
GAAP to Non-GAAP Reconciliations
(in thousands)
The following table provides a reconciliation of income (loss) from operations to EBITDA in each of the periods presented:

	Six Months ended June 30		Three Months ended June 30
	2008	2007	2008	2007
Income (loss) from operations
(per GAAP, Statements of Operations)	$(2,957)	$3,968	$(3,904)	$3,302

Add:

Amortization of program rights	9,461	9,434	7,015	7,011
Depreciation and amortization	6,253	5,857	3,126	3,016
Stock-based compensation	426	328	261	181
Non-cash charge resulting from forfeiture of non-refundable deposit	1,000	—	1,000	—
Net non-cash charge resulting from change in national advertising representation firm	4,990	—	4,990	—

Subtract:

Payments for television and radio broadcast rights	9,588	9,704	6,105	6,148
Amortization of non-cash benefit resulting from change in national advertising representation firm	533	434	316	217

EBITDA (Non-GAAP)	$9,052	$9,449	$6,067	$7,145

EBITDA as a percentage of Revenue	10.9%	12.5%	13.4%	17.3%

The following table provides a reconciliation of television segment income (loss) from operations to television segment broadcast cash flow in each of the periods presented:

	Three Months ended June 30
	2008	2007
Television segment income (loss) from operations (per GAAP)	$(242)	$4,472

Add:

Amortization of program rights	1,988	2,128
Depreciation and amortization	2,029	1,907
Net non-cash charge resulting from change in national advertising representation firm	4,990	—
Corporate and internet expenses	3,164	1,576

Subtract:

Payments for television broadcast rights	1,927	2,076
Amortization of non-cash benefit resulting from change in national advertising representation firm	316	217
Non-convergence internet revenue	556	373

Television segment Broadcast Cash Flow (Non-GAAP)	$9,130	$7,417

Television segment Broadcast Cash Flow as a percentage of Revenue	30.3%	28.1%